Exhibit 10.4.1

                      AMENDED AND RESTATED
                ADMINISTRATIVE SERVICES AGREEMENT

     ADMINISTRATIVE SERVICES AGREEMENT, dated as of August 8, 1994, is entered into by and between BLUE CROSS AND BLUE SHIELD OF
MISSOURI, a Missouri not-for-profit corporation ("BCBSMO"), and RIGHTCHOICE MANAGED CARE, INC., a Missouri corporation
("RightCHOICE").

                           WITNESSETH
     WHEREAS, BCBSMo, RightCHOICE and  Healthy  Alliance Life
Insurance Company, a Missouri corporation ("HALIC"), are parties to that certain Reorganization Agreement, dated as of August 8, 1994 (the "Reorganization Agreement");

     WHEREAS, the Reorganization Agreement provides for the transfer of certain assets and business from BCBSMo to HALIC and from BCBSMO to RightCHOICE upon the effective date of that Agreement (the "Reorganization");

     WHEREAS, the Reorganization will result in BCBSMo needing certain services so as to allow it to continue to offer the Retained Products; and the Reorganization will result in RightCHOICE needing certain services from BCBSMo.

      WHEREAS, RightCHOICE wishes to make available those services which BCBSMo will require; and BCBSMo wishes to make available those services which RightCHOICE will require;

     WHEREAS, it is a condition precedent to the terms of the Reorganization Agreement that the parties hereto enter into this Agreement;

     WHEREAS, the parties hereto desire to satisfy such condition by entering into this Agreement pursuant to which the parties will provide certain services to each other.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I
                  DEFINITIONS AND CONSTRUCTION

      SECTION 1.01. Definitions. Capitalized words and terms used herein and not otherwise defined shall have the meanings assigned to such words in the Reorganization Agreement. In addition, the following words and terms shall have the following meanings:

     "Agreement"  means this Amended and Restated  Administrative
Services  Agreement, dated as of August 8, 1994, by  and  between
BCBSMO   and   RightCHOICE,  together with all  duly   authorized
amendments hereto.

     "Confidential Information" means any information, whether or not reduced to writing, used by or belonging or relating to
BCBSMo, including, without limitation, any and all business or trade secrets, information relating to BCBSMo's employees, arrangements with any person, firm or company, information as to expenses, sales, revenues and other financial information concerning BCBSMo, and information concerning methods, techniques, procedures and facilities employed by BCBSMO in the development, production, distribution, marketing and sales of BCBCMo's business, products and services, except information which is or becomes generally available to the public other than as a result of communication or disclosure by RightCHOICE or RightCHOICE's Representatives.

      "Person"   means   a  partnership,  a  joint   venture,   a
corporation,  a   trust,   a  limited   liability   company,   an
unincorporated organization and a government or any department or agency thereof.

     "Reorganization Agreement" means that certain Reorganization
Agreement,  dated  as  of August 8, 1994, by  and  among  BCBSMo,
RightCHOICE   and  HALIC,  together  with  all  duly   authorized
amendments thereto.

     "Representatives" means all agents, employees, representatives, directors, officers, affiliates and financial, Legal and other advisors of a Person, all entities affiliated with such Person, and the agents, employees, representatives, directors, officers, affiliates and financial, legal and other advisors of such affiliated entities.

      "Retained Products" means those services and products for which the right to offer to individuals or groups of individuals was not transferred from BCBSMo to RightCHOICE or HALIC pursuant to the terms of the Reorganization Agreement.

     "Subsequent Software Enhancements" means at any moment in time during the term of this Agreement, all of the computer software programs and procedures, and all related documentation, in any and every form, then owned by or licensed to RightCHOICE; provided, however, that the Subsequent Software Enhancements shall not include either (i) the Core Software or (ii) the Software Enhancements.

     "Subsidiary" means any Person at least fifty percent of the capital stock of any class of which shall, at the time as of which any determination is being made, be owned by RightCHOICE either directly or through Subsidiaries.

     SECTION 1.02. Construction. In this Agreement, unless the context otherwise requires:
           (a) Articles and Sections referred to by number shall mean the corresponding Articles and Sections of this Agreement.
           (b) The terms "hereby," "hereof," "hereto," "herein," "hereunder," and any similar terms, as used in this Agreement refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore' shall mean before the date of execution of this Agreement.
           (c) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Words importing the singular singular shall include the plural number and vice versa, and words importing persons shall include corporations and associations, including public bodies, as well as natural persons.

                           ARTICLE II
               PROVISION OF SERVICES AND SOFTWARE

     SECTION 2.01. Services Provided by RightCHOICE. For the term of this agreement, BCBSMo will engage the services of RightCHOICE with respect to, and upon the request of BCBSMO, RightCHOICE will or will cause its Subsidiaries to perform, the following functions, as well as others which may be mutually agreed upon from time to time, as necessary or appropriate to enable BCBSMo to continue to offer the Retained Products and conduct its other businesses, unless otherwise mutually agreed to by the parties:

           (a) Medical claims benefits administration,

           (b)  Utilization management services,

           (c)  Medical claims review,

           (d)  Payroll services,

           (e)  Electronic data processing services,

           (f)  Community affairs and public relations services,

           (g)  Financial reporting and accounting services,

           (h)  Cash management and investment administration,

           (i) Advertising, sales promotion and publication of reports,

           (j)  Employee benefits administration,

           (k) Services related to employment and discharge of personnel,

           (l)  Preparation of tax returns,

           (m)  Regulatory agency services,

           (n)  Purchase and delivery of supplies,

           (o)  Mail service,

           (p)  Telecommunications services,

           (q)  Billing and collection of premiums,

           (r)  Computer support and central data base
                maintenance,


           (s)  Actuarial services,

           (t) Marketing services for the various products offered by BCBSMO,

           (u)  Plan performance reporting,

           (v)  BCBSA license services,

           (w)  Office and building services, and

           (x) Sublease of office space, as provided for in the Sublease attached as Exhibit 1.

     SECTION 2.02. Services Provided by BCBSMo. For the term of this Agreement, RightCHOICE will engage the services of BCBSMo with respect to, and upon the request of RightCHOICE, BCBSMo will perform the following functions, as well as others, as necessary or appropriate to enable RightCHOICE to offer its products and conduct its other businesses unless otherwise mutually agreed to by the parties:

           (a) Community Relations Program,

           (b) Municipal Relations Program,

           (c) Plan Reporting to BCBSA,

           (d)  Such additional services as nay be agreed to from

               time to time.

     SECTION 2 03.  Software Licenses and Fees.

           (a) RightCHOICE hereby grants to BCBSMo for the term of this Agreement a nonexclusive license to use all of the Software Enhancements and all of the Subsequent Software Enhancements. During the term of this Agreement, BCBSMO shall pay a software license fee to RightCHOICE in the amount of $10,000 per month for use of the Software Enhancements and the Subsequent Software Enhancements.
           (b) BCBSMo hereby grants to RightCHOICE and its Subsidiaries for the term of this Agreement a nonexclusive license to use all of the Core Software. During the term of this Agreement, RightCHOICE shall pay a software license fee to BCBSMo for the use of the Core Software in the amount of $10,000 per month.
           (c) Any amounts due under Section 2.02(a) or (b) shall be paid. or shall be satisfied by way of offset against any obligation of the parties to each other.

      Section 2.04. No Limitations. There are no contractual limitations on the parties' ability to perform any of the activities  set  forth in sections 2.01 and  2.02  on  their  own behalf, nor on each parties' ability to utilize the staff and resources of the other or any subsidiary provided that each party pays the other for services as provided herein. Each party shall be responsible for determining those services it requires the other or any Subsidiary to perform and for notifying the other of any special requirements with regard to such services.

     SECTION 2.05. Payment For Services. BCBSMo will pay RightCHOICE for the cost of any services rendered to BCSSMo by employees of RightCHOICE or the Subsidiary all as discussed more fully in Article III below. RightCHOICE shall credit from such amount the cost of any services rendered by BCBSMo to RightCHOICE.

     SECTION 2.06. No Conflicts. Every effort will be made to ensure that no employee of RiqhtCHOICE, any Subsidiary or BCBSMo will be placed in the position of having conflicting interest with regard to RightCHOICE any subsidiary and BCSSMo; provided, however, that the Chief Executive Officer of BCBSMo (the "CEO") shall also be permitted to serve RightCHOICE in that capacity. Subject to the immediately succeeding sentence, RightCHOICE will pay to the Chief Executive Officer his total compensation and BCBSMo shall reimburse RightCHOICE for the percentage of the CEO's total time
which   is   spent  on  BCBSMo's  affairs,  which  is   initially
established at 25%, and shall be subject to revision from time to
time   by   mutual  agreement.    The  Compensation Committee  of
RightCHOICE and the Compensation Committee of BCBSMo shall review and determine the compensation of the CEO at least annually.  The
Benefits   Plans  in  which  RightCHOICE  is  designated   as   a
participating company do not include any bonus plans of BCBSMo, and RightCHOICE will develop its own bonus plans in which the CEO will be a participant. The Compensation Committee of BCBSMo and the Compensation Committee of RightCHOICE, in applying their respective bonus plans to the CEO, shall adjust amounts payable to him thereunder to reflect an amount equal to an estimate of the percentage of his total time that is dedicated to their respective affairs.

      SECTION  2.07.  Right to Hire and Terminate  Employees  and
Consultants. BCBSMo shall have the right to hire and terminate the employment or engagement of its own employees, professional advisors and management consultants.

     SECTION 2.08. Confidentiality. All Confidential Information concerning BCBSMo obtained by RightCHOICE or any of its Representatives, or concerning RightCHOICE or any Subsidiary obtained by BCBSMo or any of its Representatives, in the course of providing services under this Agreement shall be kept in confidence by RightCHOICE, its Subsidiaries and Representatives, on one hand, and by BCBSMo and its Representatives, on the other hand, as provided in this Section 2.07. In the event that any party (a "compelled party") to this Agreement becomes legally compelled to communicate or disclose confidential Information, such compelled party shall provide prompt notice of such communication or disclosure to the other party to this Agreement. The compelled party shall furnish only that portion of the confidential information that is legally required and shall, in the event that the other party is not a party to the action pursuant to which the compelled party is required to make such communication or disclosure, interpose a confidentiality defense based upon this Agreement in an effort to ensure that confidential treatment will be accorded said confidential Information. Each party to this Agreement shall be deemed to-have satisfied its obligation of confidentiality if it exercises the same care with respect to information concerning the other party that it takes with its own information of a similar nature, provided that such care is reasonable under the circumstances.

     SECTION 2.09. Books and Records. RightCHOICE shall make available to BCBSMo upon request its books and records for the purpose of verifying reimbursement as described in Section 3.01 and any other business information necessary for its operations.

     SECTION 2.10. Standard of Service. Services provided by RightCHOICE to BCBSMO pursuant to section 2.01 and services provided by BCBSMo to RightCHOICE pursuant to Section 2.02 shall be consistent with standards prevailing in the industry and shall be of the same quality provided to its own organization.

                           ARTICLE III
                    COMPENSATION FOR SERVICES

     SECTION 3.01.  Amount.
           (a) BCBSMo shall reimburse RightCHOICE for the direct and indirect costs and expenses (including overhead expenses) incurred by RightCHOICE and any Subsidiary in furnishing or obtaining any of the services provided for under Section 2.01 hereof. Costs and expenses directly traceable shall be passed through at cost. For the purpose of the allocation of indirect costs and overhead expenses (collectively called "overhead"), BCBSMo shall be treated as a cost center of RightCHOICE. Such overhead shall be allocated at cost based upon internal cost accounting procedures and methodologies of RightCHOICE as consistently applied to other RightCHOICE cost centers. RightCHOICE shall disclose to BCBSMO the details of the internal cost accounting procedures and methodologies utilized in such overhead allocation and shall disclose to BCBSMo supporting documentation showing flow such overhead allocation is consistently applied to RightCHOICE cost centers. No profit shall be included in overhead allocation. Any disputes concerning the consistency of allocation of overhead to cost centers shall be resolved in accordance with Article VI of this Agreement.

           (b) RightCHOICE shall reimburse BCBSMo for the direct and indirect costs and expenses (including overhead expenses) incurred by BCBSMo and any Subsidiary in furnishing or obtaining any of the services provided for under section 2.02 hereof. Costs and expenses directly traceable shall be passed through at cast. For the purpose of the allocation of indirect costs and overhead expenses (collectively called "overhead"), RightCHOICE shall be treated as a cost center of BCSSMo. Such overhead shall be allocated at cost based upon internal cost accounting procedures and methodologies of BCBSMo as consistently applied to other BCBSMo cost centers. BCBSMo shall disclose to RightCHOICE the details of the internal cost accounting procedures and methodologies utilized in such overhead allocation and shall disclose to RightCHOICE supporting documentation shoving how such overhead allocation is consistently applied to BCBSMO cost centers. No profit shall be included in overhead allocation. Any disputes concerning the consistency of allocation of overhead to cost centers shall be resolved in accordance with Article VI of this Agreement.

           (c) Each of BCBSMo and RightCHOICE shall pay to the other the software license fees as provided in section 2.02 hereof.
     SECTION 3.02. Payment Dates. Invoices for amounts due pursuant to Section 3.01 shall be rendered monthly. Any amounts due shall be paid, or shall be satisfied by way of offset against any obligation of the parties to each other, within thirty (30) days after receipt of the applicable invoices.

                           ARTICLE IV

                      TERM AND TERMINATION

     SECTION 4.01. Term. This Agreement shall have an initial term of three (3) years and shall automatically be extended on a year-to-year basis thereafter unless terminated as provided in
Section 4.02.

      SECTION 4.02. Termination. Either party may terminate this Agreement as of the end of the initial term or any yearly extension thereof by giving the other party three (3) months prior written notice of termination.

                            ARTICLE V
                          MISCELLANEOUS

      SECTION 5.01. Relationship Between Parties. (a) The parties hereto are independent contractors and are not and shall not be deemed for any purpose to be. joint venturers. Neither party shall hold itself out as the partner or agent of the other party or make representations or warranties on behalf of the other party, except as otherwise expressly agreed to.

(b) Neither party shall be obligated to make, and shall not make, any payments to employees of the other party for services rendered by them as employees of the other party. Employees of one party shall not be considered as having employee status with the other party or as being entitled to the benefits of any employee of the other party, except that employees of one party may be entitled to participate in one or more employee benefit plans of the other party as agreed to between the parties.

     SECTION 5.02. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered it delivered personally or mailed by registered or certified mail return receipt requested with first class postage prepaid as follows:

          If to BCBSMo:

               Blue Cross and Blue Shield of Missouri
               1831 Chestnut Street
               St. Louis, Missouri 63103

               Attn:   Executive Vice President and Chief
                       Operating Officer

          If to RightCHOICE:

               RightCHOICE Managed Care, Inc.
               1831 Chestnut Street
               St. Louis, Missouri  63103
               Attn:   Executive Vice President and Chief
                       Operating Officer

or such other address as any person may request by notice given as aforesaid. Notices sent as provided herein shall be deemed to have been delivered on the fifth business day following the date on which it is so mailed.

     Section 5.03.  Governing Law.    This Agreement  shall  be
governed by and construed under the laws or the State of Missouri.

      SECTION 5.04. Amendment. This Agreement, including the Exhibits hereto and all other agreements and documents executed in connection herewith, constitutes the entire agreement among the parties hereto with respect to the subject hereof and no amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed by each party hereto.

     SECTION  5.05.  Headings.   The headings contained  in  this
Agreement have been inserted for the convenience of reference only and shall in no way restrict or modify any of the terms or provision hereof.

     SECTION 5.06. No Third Party Beneficiaries. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto, respectively, as their interests shall appear, and shall not be deemed to be for the benefit of any other person or entity or group of persons or entities.

      SECTION  5.07.   Successors and  Assigns.   This  Agreement
shall bind and insure to the benefit of each party hereto, and to each party's successors, assigns, agents and representatives.

     SECTION 5.08. Partial Invalidity. In the event that any term or provision of this Agreement shall to any extent be held by a court of proper jurisdiction to be invalid or unenforceable for any reason, the remainder of this Agreement shall not be affected thereby and the remaining terms and provisions hereof shall remain in full force and effect. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as will achieve the intent of this Agreement.

      Section 5.09. Counterparts. The Agreement may be executed in two or more counterparts, each or which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                           ARTICLE VI
                     RESOLUTION OF DISPUTES

      Section 6.01. General. This Article VI shall govern the resolution of any disputes arising under the provision of services Pursuant to Article II and compensation for such services pursuant to Article III.

     Section 6.02.  Procedure for Resolution of Disputes.

      (a) The representatives of the parties having first hand knowledge of the dispute shall endeavor to resolve the dispute through good faith discussions in an effort to reach an agreement which is fair to both parties and is consistent with the spirit of cooperation between the parties.
     (b) If the dispute is not resolved pursuant to Subsection (a) of this Section 6.03 within 30 days, the dispute shall be submitted to the respective Chief Operating Officers of the parties who shall meet and engage in good faith discussions to reach an agreement which is fair to bath parties and is consistent with the spirit of cooperation between the parties.
     (c) If the dispute is not resolved pursuant to subsection (a) and (b) of this Section 6.02 within 60 days, the dispute shall be submitted to the respective chief legal counsel for the parties who shall agree upon an alternate dispute resolution mechanism to resolve the dispute.
     (d) If the respective chief legal counsel cannot, within 30 days after the dispute is referred to them, agree upon an alternate dispute resolution mechanism to resolve the dispute, the dispute shall be referred to the St. Louis Office of the American Arbitration Association for binding arbitration under the Commercial Arbitration Rules of that Association.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date hereinabove written.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
WHICH MAY BE ENFORCED BY THE PARTIES.



                         BLUE CROSS AND BLUE SHIELD OF MISSOURI



                         By:       /s/ Robert E. Shupe
                         Name:          Robert E. Shupe
                         Title:         Executive Vice President
                                        and Chief Operating Officer


                         RIGHTCHOICE MANAGED CARE, INC.



                         By:       /s/ Roy R. Heimburger
                         Name:          Roy R. Heimburger
                         Title:         President and Chief
                                        Executive Officer